Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

American Ventures Acquisition Corp. I

Jupiter, Florida

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated April 2, 2026, relating to the financial statements of American Ventures Acquisition Corp. I as of December 31, 2025 and for the period from December 29, 2025 (inception) through December 31, 2025.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

June 9, 2026